Exhibit 10.2

AMENDMENT TO SECURITY AGREEMENT

THIS AMENDMENT is made as of the 7th day of September, 2004, by and between FIRST ADV ANT AGE CORPORATION, doing business in Florida as First Advantage Holding, Inc. (the “Borrower”), a Delaware corporation and BANK OF AMERICA, N.A. (the “Bank”).

Recitals

The Borrower and the Bank executed a Security Agreement (as amended from time to time, the “Security Agreement”) dated July 31, 2003. The parties wish to amend the Security Agreement in accordance with the terms hereof.

NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

1. The term “Note” as defined in the Recitals to the Security Agreement is hereby amended so that, from and after the date hereof, the term “Note” shall mean that certain Renewal Promissory Note dated September 7, 2004, executed by the Borrower in favor of the Bank in the principal amount of $20,000,000.00 (as such Note may be amended, extended or renewed from time to time).

2. The Borrower certifies that as of the date hereof: (a) all of its representations and warranties in the Security Agreement are true and correct as if made on the date hereof; and (b) no Default or Event of Default has occurred under the Security Agreement. The Security Agreement, as modified herein, shall continue in full force and effect from and after the date hereof.

DATED the day and year first above written.

BANK OF AMERICA, N.A.

By:
Its:

FIRST ADVANTAGE CORPORATION, a Delaware corporation, doing business in Florida as FIRST ADVANTAGE HOLDING, INC.

By:	/s/ John C. Lamson
Its:	EVP and CFO